Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2001, except for the fifth and sixth paragraphs of Note 22 as to which the date is December 7, 2001, relating to the financial statements and financial statement schedule, which appears in Agere Systems Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 5, 2002